UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2009

INTERNET BRANDS, INC.

(Exact name of registrant as specified in this charter)

Delaware	001-33797	95-4711621
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

909 North Sepulveda Blvd., 11th Floor, El Segundo, CA  90245

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, including area code:  (310) 280-4000

Not applicable

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 15, 2009, Internet Brands, Inc., entered into a Second Amendment to Office Lease (the “Lease Amendment”) with Kilroy Realty, L.P., to amend the Office Lease, dated June 25, 2004, as amended by a First Amendment to Office Lease, dated November 11, 2005, relating to the Company’s corporate headquarters, including administration, operations, technology, and sales and marketing departments.

The Lease Amendment extends for a period of four years, from July 1, 2010 to June 30, 2014, the Company’s lease of approximately 54,000 square feet of office space in El Segundo, California.  Under the terms of the Lease Amendment, the total aggregate base rent for the facilities for the period from July 1, 2010 through June 30, 2014, is approximately $5.4 million. The Lease Amendment also provides an option to further renew the lease for two additional years on substantially the same terms, a tenant improvement allowance, and certain expansion rights, among other provisions.

The foregoing description of the terms of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits

(d)          Exhibits

10.1        Second Amendment to Office Lease, dated October 15, 2009, between Internet Brands, Inc. and Kilroy Realty, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2009	INTERNET BRANDS, INC.

	By:	/s/ Robert N. Brisco
Robert N. Brisco
Chief Executive Officer

EXHIBIT INDEX

Exhibit No. 10.1	Description Second Amendment to Office Lease, dated October 15, 2009, between Internet Brands, Inc. and Kilroy Realty, L.P.